     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2001

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                e-centives, INC.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     52-1988332
-----------------------------               ---------------------------------
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                         6901 ROCKLEDGE DRIVE, 7TH FLOOR
                            BETHESDA, MARYLAND 20817
                    -----------------------------------------

                    (Address of principal executive offices)

      e-centives, INC. AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                               JASON R. KARP, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                e-centives, INC.
                         6901 ROCKLEDGE DRIVE, 7TH FLOOR
                            BETHESDA, MARYLAND 20817
                                 (301) 564-6700
     ----------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                              JOHN B. BECKMAN, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 637-5600


                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                    Proposed          Proposed maximum      Amount of
     Title of securities       Amount to be      maximum offering        aggregate         registration
      to be registered          registered      price per share (a)   offering price (a)     fee (a)
------------------------------------------------------------------------------------------------------------
       Common Stock,
 par value $0.01 per share      2,899,350           $5.93 (b)         $17,193,146 (b)       $4299 (b)
------------------------------------------------------------------------------------------------------------
       Common Stock,
 par value $0.01 per share        131,900           $9.63 (c)          $1,270,197 (c)        $318 (c)
============================================================================================================

(a) Estimated solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based on (1) the weighted average exercise price for shares subject to outstanding options previously granted under the e-centives, Inc. Amended and Restated Stock Option and Incentive Plan (the "Plan") in accordance with Rule 457(h) under the Securities Act of 1933 and (2) the average of the high and low prices per share of the registrant's common stock as reported on the SWX New Market of the Swiss Stock Exchange on March 29, 2001 in accordance with Rule 457(c) of the Securities Act of 1933 for shares issuable pursuant to the Plan.

(b) Based on the weighted average option exercise price of $5.93 per share for the 2,899,350 shares issuable upon exercise of outstanding options granted under the Plan as of March 26, 2001.

(c) Based on the average of the high and low prices per share of the registrant's common stock as reported on the SWX New Market of the Swiss Stock Exchange on March 29, 2001 of $9.63 per share for the 131,900 shares otherwise issuable under the Plan as of March 26, 2001.

        Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares to be offered or sold pursuant to the plans described herein. There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of such plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  e-centives, Inc. (the "Company" or the "Registrant") will deliver to each employee or other individual selected or eligible to participate in the e-centives, Inc. Amended and Restated Stock Option and Incentive Plan (the "Plan") the documents containing the information required by Part I of Form S-8 to be included in this Registration Statement. In accordance with Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"), and the instructions to Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  If participants in the Plan call or write to Tracy L. Slavin, Director of Accounting, e-centives, Inc., 6901 Rockledge Drive, 7th Floor, Bethesda, Maryland 20817, (301) 564-6700, the Company will provide them with copies of the documents incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to participants in the Plan pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectus for the Plan.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

                  (a) The Registrant's annual report on Form 10-K for the year ended December 31, 2000, filed with the Commission on April 2, 2001; and

                  (b) The description of the Registrant's common stock, contained in the Registrant's registration statement on Form 8-A filed with the Commission on September 18, 2000.

                  In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the Delaware General Corporation Law, except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Registrant's board of directors. The indemnification provided under the Registrant's restated certificate of incorporation and bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it is ultimately determined that such director or officer is not entitled to be indemnified. Pursuant to the Registrant's bylaws, if a claim for indemnification is not paid by the Registrant within 60 days after it has received a written claim, the claimant may at any time thereafter bring an action against the Registrant to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such action.

                  As permitted by the Delaware General Corporation law, the Registrant's restated certificate of incorporation provides that its directors shall not be liable to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or the Registrant's stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

                  Under the Registrant's bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or is or was serving at the Registrant's request as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law. The Registrant maintains director and officer liability insurance on behalf of its directors and officers.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  See Exhibit Index.

ITEM 9.           UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 (as in this case), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bethesda, state of Maryland, on this 30th day of March, 2001.

                                        E-CENTIVES, INC.


                                        By:  /s/ Kamran Amjadi
                                            -----------------------------
                                            Kamran Amjadi
                                            Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Karp his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              NAME                                TITLE                              DATE
              ----                                -----                              ----
 /s/ Kamran Amjadi                 Chairman and Chief Executive                 March 30, 2001
--------------------------         Officer (Principal Executive
Kamran Amjadi                      Officer)

 /s/ Mehrdad Akhavan               President, Chief Operating Officer,          March 30, 2001
--------------------------         Secretary and Director
Mehrdad Akhavan

 /s/ Tracy L. Slavin               Director of Accounting (Principal            March 30, 2001
--------------------------         Financial and Accounting Officer)
Tracy L. Slavin

 /s/ Peter Friedli                 Director                                     March 30, 2001
--------------------------
Peter Friedli

 /s/ James Caccavo                 Director                                     March 30, 2001
--------------------------
James Caccavo

                                  EXHIBIT INDEX

  Exhibit
    No.                                            Exhibit
    ---                                            -------
    4.1       Specimen certificate representing the Common Stock of the Registrant.*

    4.2       Registration Rights Agreement, dated February 18, 2000, by and among the
              Registrant and certain stockholders named therein.*

    5         Legal Opinion of Jason R. Karp, Esq.

    23.1      Consent of KPMG LLP.

    23.2      Consent of Jason R. Karp, Esq. (included in Exhibit 5).

    24        Power of Attorney (included on signature page).

    99.1      1996 Stock Incentive Plan*

    99.2      Amended and Restated Stock Option and Incentive Plan

              * Incorporated by reference to the Registrant's registration statement on Form S-1, SEC Registration Statement (SEC File No.
              333-42574).